Exhibit 10.10

SUB-CONTRACT AGREEMENT

FOR

Remediation of oily sludge material in KOC SEK Fields {Lot - C)

BETWEEN

BETWEEN

[ ]

AND

VIVAKOR-ME

(SUB-CONTRACT No.                    )

SUB-CONTRACT AGREEMENT

This SUB-CONTRACT AGREEMENT ("AGREEMENT") for oily sludge material remediation services is made and entered into as on 07/12/2019 (the "Effective Date"), by and between:

(a)	[ ], having its registered address at [ ], hereinafter referred to as "[ ]" (the "CONTRACTOR"); and and

(b)	VIVAKOR MIDDLE EAST, a company organized and existing under the laws of the State of Qatar and having its registered address at Al Mana Twin Towers, CR Number 74308 hereinafter referred to as "VIVAKOR-ME" (the "SUB-CONTRACTOR" ).

1.	Scope of Work:

[        ] and Vivakor-ME, agree to cooperate on a pilot up to 1,000 cubic meters for KOC's Soil Remediation program to allow for Vivakor-ME to prove its technology on KOC sludge/soil.

By agreeing to cooperate on a pilot of 1,000 cubic meters for KOC's Soil Remediation program, Vivakor ME agrees not to burden [        ] with any legal or financial responsibility for the pilot program and [ ]also agrees not to burden Vivakor-ME with any legal or financial responsibility for the pilot program.

[        ] will seek approval from KOC to have Vivakor-ME as a sub-contractor. [        ] will also seek approval from KOC to allow for Vivakor-ME to operate from the site currently occupied by TERI & process sludge from that site as Vivakor-ME's machinery &equipment is fully set-up and installed on that site.

1

Should KOC insist that Vivakor-ME work using [       ]'s sludge, Vivakor-ME is ready and willing to truck the sludge from         site to the site currently occupied by TERI.

[       ] will not contribute financially to this pilot program; all costs are to be borne by Vivakor-ME.

[       ] will, also help by providing a safety officer and a site supervisor on site.

In turn, Vivakor-ME will not absorb any outstanding legal or financial commitments that are currently held by        .

[       ] will not have any responsibility with Vivakor-ME either in the event that the trial is satisfactory or in the event that it unsuccessful.

2.	Indemnification

2.1	SUB-CONTRACTOR agrees to indemnify, hold harmless, and defend CONTRACTOR, its officers, directors, members, agents, representatives employees from any and all liabilities, claims, damages, penalties, fines, forfeitures, suits and the cost incidents thereto caused by SUB-CONTRACTOR or its officers, directors, agentsor employees, negligent or willful acts or omissions in the performance of work or by the breach of any term or provisions set forth in the Agreement.

2.2	CONTRACTOR agrees to indemnify, hold harmless, and defend SUB-CONTRACTOR, its officers, directors, members, agents, representatives employees from any and all liabilities, claims, damages, penalties, fines, forfeitures, suits and the cost incidents thereto caused by CONTRACTOR or its officers, directors, agents or employees, negligent or willful acts or omissions in the performance of work or by the breach of any term or provisions set forth in the Agreement.

IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this AGREEMENT as of the day and year first written above:

For and on behalf of the CONTRACTOR	For and on behalf of the SUB-CONTRACTOR

[ ]	VIVAKOR MIDDLE EAST

____________________________ Name Title:

2